As Filed With The Securities And Exchange Commission On August 12, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ASTEA INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	23-2119058
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

240 Gibraltar Road, Horsham, PA	19044
(Address of Principal Executive Offices)	(Zip Code)

Astea International Inc. Amended and Restated 2006 Stock Option Plan
(Full title of the plan)

John Tobin
President
Astea International Inc.
240 Gibraltar Road
Horsham, Pennsylvania 19044
(Name and address of agent for service)

(215) 682-2500
(Telephone number, including area code, of agent for service)

COPY TO:
Steven J. Abrams, Esquire Pepper Hamilton LLP 3000 Two Logan Square Eighteenth and Arch Streets Philadelphia, Pennsylvania 19103 (215) 981-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer      ☐                                                                                                                                                                   Accelerated filer ☐
Non-accelerated filer        ☐ (Do not check if a smaller reporting company)                                  Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, $0.01 par value	560,000 shares	$2.57	$1,439,200.00	$102.62

(1)
 This registration statement (the “Registration Statement”) registers the issuance of 560,000 shares of the common stock, $0.01 par value (the “Common Stock”), of Astea International Inc. (the “Registrant”), which are issuable pursuant to the Astea International Inc. Amended and Restated 2006 Stock Option Plan (the “Plan”).

(2)
 Pursuant to Rule 416 under the Securities Act of 1933, as amended, the Registration Statement shall be deemed to cover an indeterminate number of additional shares as may result from anti-dilution adjustments under the Plan and which may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(3)
 Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock on The NASDAQ Stock Market LLC on August 6, 2010.  The average equaled $2.57.

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information. *

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the “Note” to Part I of Form S-8.

Item 3.   Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference into this Registration Statement:

(a)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(b)           The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010.

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on June 15, 2010 and June 16, 2010.

(d)
The description of the Registrant's Common Stock, $0.01 par value per share, contained in the Registration Statement on Form 8-A declared effective by the Commission on July 26, 1995, including any amendments or reports filed for the purpose of updating such description.

(e)
All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

Indemnification Pursuant to Certificate of Incorporation of the Registrant.  As permitted by the Delaware General Corporation Law (the "DGCL"), the Registrant’s Certificate of Incorporation provides that directors of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (d) for any transaction from which the director derives an improper personal benefit.

Statutory Indemnification.  Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors who were or are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.  Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses that such officer or director actually and reasonably incurred.

Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

The Company maintains liability insurance for the benefit of its directors and officers.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

5.1           Opinion of Pepper Hamilton LLP

23.1         Consent of Grant Thornton LLP

23.2         Consent of Pepper Hamilton LLP (contained in opinion filed as Exhibit 5.1 to this Registration Statement)

24.1        Power of Attorney (contained in the signature page below)

Item 9.   Undertakings.

Undertakings Required by Item 512(a) of Regulation S-K

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Undertakings Required by Item 512(b) of Regulation S-K

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Undertakings Required by Item 512(h) of Regulation S-K

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Horsham Township, Commonwealth of Pennsylvania, on August 12, 2010.

ASTEA INTERNATIONAL INC. By: /s/ Zack Bergreen Zack Bergreen Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Zack Bergreen and Rick Etskovitz, jointly and severally, his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Zack Bergreen Zack Bergreen	Chief Executive Officer (Principal Executive Officer and Director)	August 12, 2010

/s/ Rick Etskovitz Rick Etskovitz	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 12, 2010

/s/ Adrian Peters Adrian Peters	Director	August 12, 2010

/s/ Thomas J. Reilly, Jr. Thomas J. Reilly	Director	August 12, 2010

/s/ Eric Siegel Eric Siegel	Director	August 12, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1*	Opinion of Pepper Hamilton LLP

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Pepper Hamilton LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page of this Registration Statement)

*  Filed herewith.